EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                     DIRECT/INDIRECT          INCORPORATION
Allied Assurance, Inc.                                     Indirect             South Carolina
American Pensions, Inc.                                    Direct               South Carolina
Asset Management of the South, Inc.                        Direct               South Carolina
Blue Ridge Finance Company, Inc.                           Direct               South Carolina
Carolina First Bank                                        Direct               South Carolina
Carolina First Community Development Corporation           Indirect             South Carolina
Carolina First Insurance Services, LLC                     Indirect             South Carolina
Carolina First Mortgage Company                            Direct               South Carolina
Carolina First Mortgage Loan Trust                         Indirect             South Carolina
Carolina First Mortgage Loan Trust II                      Indirect             South Carolina
Carolina First Securities, Inc.                            Indirect             South Carolina
CF Investment Company                                      Indirect             South Carolina
CF Technology Services                                     Direct               Florida
Citrus REIT Corporation                                    Indirect             Florida
CNB Properties, Inc.                                       Indirect             Florida
Community National Bank                                    Direct               United States
FB Financial Services, Inc.                                Direct               Florida
Flaresco, Inc.                                             Indirect             Florida
FLOREIT, Inc.                                              Indirect             Virginia
Florida Banks Capital Trust I                              Direct               Delaware
Florida Banks Capital Trust II                             Direct               Delaware
Florida Banks Statutory Trust I                            Direct               Delaware
Florida Banks Statutory Trust II                           Direct               Delaware
Florida Banks Statutory Trust III                          Direct               Delaware
Florida Wholesale Mortgage, Inc.                           Indirect             Florida
Gardner Associates, Inc.                                   Indirect             South Carolina
Mercantile Bank                                            Direct               Florida
MountainBanc Mortgage Corp.                                Indirect             South Carolina
MountainBank Capital Trust I                               Direct               Delaware
MountainBank Mortgage, Inc.                                Indirect             South Carolina
Poinsett Service Corporation                               Indirect             South Carolina
SCOREIT, Inc.                                              Indirect             Virginia
South Financial Asset Management, Inc.                     Direct               South Carolina
South Financial Capital Trust I                            Direct               Delaware
South Financial Capital Trust II                           Direct               Delaware
South Financial Capital Trust III                          Direct               Delaware
Summit Title, LLC                                          Indirect             North Carolina
The South Financial Wealth Management Group, Inc.          Indirect             South Carolina
TSFG Capital Trust 2002-A                                  Direct               Delaware
Trust Company of the South, Inc.                           Direct               South Carolina